Exhibit 99.1

Paragon 28 Announces New $150 Million Credit Facility Replacing Existing $90 Million Credit Facility

ENGLEWOOD, CO., November 7, 2023 -- Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or "Company”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today announced that it has received a new $150 million credit facility from Ares Capital Corporation (“the Facility”) to replace its existing $90 million senior credit facility. The Facility is comprised of up to $100 million in term loans, with $75 million drawn at close, and a $50 million revolving credit facility, with $25 million drawn at close. The Facility is non-dilutive without warrants or other equity-based instruments. The Company’s September 30, 2023, pro forma liquidity is $147.0 million, including $97.0 million of pro forma cash and $50 million of available borrowings under the Facility.

“We expect continued improvements in our earnings and cash flow into 2024 and beyond, and the non-dilutive liquidity provided by Ares reinforces P28’s pathway to cash flow break-even,” said Steve Deitsch, Chief Financial Officer.

“We are excited to partner with Paragon 28, a truly innovative and high growth company,” said Doug Dieter, Partner in Ares’ Credit Group. “P28’s growth and leadership in the global foot and ankle market is impressive, and we are pleased to support its ongoing mission to improve patient outcomes.”

Further details regarding the Credit Agreement are included in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on November 7, 2023.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, private equity, real estate and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of September 30, 2023, Ares Management Corporation's global platform had approximately $395 billion of assets under management, with approximately 2,800 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated net revenue for full year 2023. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s annual report on Form 10-K filed with the SEC on March 2, 2023. Paragon 28 does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s results for the quarter ended September 30, 2023, are not necessarily indicative of our operating results for any future periods.

Investor Contact:

Matt Brinckman

Senior Vice President, Strategy and Investor Relations

mbrinckman@paragon28.com